UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 19, 2008

Santa Lucia Bancorp

(Exact name of Registrant as specified in its charter)

California	000-51901	35-2267934
(State or other jurisdiction	(File number)	(I.R.S. Employer
of incorporation)		Identification No.)

7480 El Camino Real, Atascadero, CA		93422
(Address of principal executive office)		(Zip Code)

Registrant’s telephone number, including area code  (805) 466-7087

Not Applicable

(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                    Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry Into a Material Definitive Agreement.

On Friday, December 19, 2008, Santa Lucia Bancorp, a California corporation (the “Company”), entered into a Letter Agreement (the “Purchase Agreement”) with the United States Department of the Treasury (the “Treasury”), pursuant to which the Company agreed to issue and sell (i) 4,000 shares of the Company’s Preferred Stock as Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Preferred Stock”) and (ii) a warrant (the “Warrant”) to purchase 37,360 shares of the Company’s Common Stack, no par value per share (the “Common Stock”) for an aggregate purchase price of $4,000,000 in cash. The Purchase Agreement is attached as Exhibit 10.1 hereto and is incorporated herein by reference.

The Preferred Stock will qualify as Tier 1 capital and will pay cumulative dividends at a rate of 5% per annum for the first five years and 9% per annum thereafter. The Preferred Stock may be redeemed by the Company after three years. Prior to the end of the three years, the Preferred Stock may be redeemed only with proceeds from the sale of qualifying equity securities of the Company (a “Qualified Equity Offering”).  The restrictions on redemption are set forth in the Certificate of Determination described in Item 5.03 below.

The Warrant has a 10-year term and is immediately exercisable upon its issuance, with an exercise price, subject to anti-dilution adjustments, equal to $16.06 per share of the Common Stock. The Warrant is attached as Exhibit 4.2 hereto and is incorporated herein by reference.

If the Company receives aggregate gross cash proceeds of not less than $4,000,000 from Qualified Equity Offerings on or prior to December 31, 2009, the number of shares of Common Stock issuable pursuant to Treasury’s exercise of the Warrant will be reduced by one half of the original number of shares, taking into account all adjustments, underlying the Warrant. Pursuant to the Purchase Agreement, Treasury has agreed not to exercise voting power with respect to any shares of Common Stock issued upon exercise of the Warrant.

The Preferred Stock and the Warrants were issued in a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended. Upon the request of Treasury at any time, the Company has agreed to promptly enter into a deposit arrangement pursuant to which the Preferred Stock may be deposited and depositary shares (the “Depositary Shares”) representing fractional shares of the Preferred Stock, may be issued. The Company has agreed to register the Preferred Shares, the Warrant, the shares of Common Stock underlying the Warrant (the “Warrant Shares”) and Depositary Shares, if any, as soon as practicable after the date of the issuance of the Preferred Stock and the Warrant. Neither the Preferred Stock nor the Warrant will be subject to any contractual restrictions on transfer, except that Treasury may only transfer or exercise an aggregate of one-half of the Warrant Shares prior to the earlier of the redemption of 100% of the shares of Preferred Stock and December 31, 2009.

In the Purchase Agreement, the Company agreed that, until such time as Treasury ceases to own any debt or equity securities of the Company acquired pursuant to the Purchase Agreement, the Company will take all necessary action to ensure that its benefit plans with respect to its senior executive officers comply with Section 111(b) of the Emergency Economic Stabilization Act of 2008 (the “EESA”) as implemented by any guidance or regulation under the EESA that has been issued and is in effect as of the date of the issuance of the Preferred Stock and the Warrant, and has agreed to not adopt any benefit plans with respect to, or which covers, its senior executive officers that do not comply with the EESA, and the applicable executives have consented to the foregoing.

Item 3.02.              Unregistered Sales of Equity Securities.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

Item 3.03.              Material Modification to Rights of Shareholders.

Upon issuance of the Preferred Stock on December 19, 2008, the ability of the Company to declare or pay dividends or distributions on, or purchase, redeem or otherwise acquire for considerations, shares of its Junior Stock (as defined below) and Parity Stock (as defined below) will be subject to restrictions, including the Company’s restrictions against increasing dividends from the last quarterly cash dividend per share ($.25) declared on the Common Stock prior to December 19, 2008.  The redemption, purchase or other acquisition of trust preferred securities of the Company or its affiliates also will be restricted. These restrictions will terminate on the earlier of (a) the third anniversary of the date of the issuance of the Preferred Stock, and (b) the date on which the Preferred Stock has been redeemed in whole or Treasury has transferred all of the Preferred Stock to third parties. The restrictions described in this paragraph are set forth in the Purchase Agreement.

In addition, pursuant to the Certificate of Determination, the ability of the Company to declare or pay dividends or distributions on, or repurchase, redeem or otherwise acquire for consideration, shares of its Junior Stock (as defined below) and Parity Stock (as defined below) will be subject to restrictions in the event that the Company fails to declare and pay full dividends (or declare and set aside a sum sufficient for payment thereof) on its Preferred Stock. These restrictions are set forth in the Certificate of Determination described in Item 5.03.

“Junior Stock” means the Common Stock and any other class or series of stock of the Company the terms of which expressly provide that it ranks junior to the Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up o the Company.

“Parity Stock” means any class or series of stock of the Company the terms of which do not expressly provide that such class or series will rank senior or junior to the Preferred Stock as to dividend rights and/or rights on liquidation, dissolution or winding up of the Company (in each case without regard to whether dividends accrue cumulatively or non-cumulatively).

Item 5.02.              Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” is incorporated by reference into this Item 5.02.

Item 5.03.              Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 17, 2008, the Company filed a Certificate of Determination (the “Certificate of Determination”) with the California Secretary of State for the purpose of amending its Articles of Incorporation to fix the designations, preferences, limitations and relative rights of the Preferred Stock. The Certificate of Determination is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 9.01               FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description of Exhibit
3.1	Certificate of Determination for Preferred Stock
4.1	Form of Certificate for the Preferred Stock
4.2	Warrant for Purchase of Shares of the Common Stock
10.1	Letter Agreement, dated December 19, 2008, between the Company and the United States Department of Treasury, with respect to the issuance of the Preferred Stock and the Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 22, 2008	SANTA LUCIA BANCORP

	By:	/s/ John C. Hansen
John C. Hansen
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Certificate of Determination for Preferred Stock

4.1	Form of Certificate for the Preferred Stock

4.2	Warrant for Purchase of Shares of the Common Stock

10.1	Letter Agreement, dated December 19, 2008, between the Company and the United States Department of Treasury, with respect to the issuance of the Preferred Stock and the Warrant